EXHIBIT 3.3

BYLAWS

of

CALLWAVE, INC.

a Delaware Corporation

BYLAWS

OF

CALLWAVE, INC.

1. OFFICES

1.1 REGISTERED OFFICE. The registered office of CALLWAVE, INC. (the “Corporation”) shall be established and maintained at the office of National Corporate Research Ltd., and National Corporate Research Ltd., shall be the registered agent of the Corporation in charge thereof.

1.2 OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

2. MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, then the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect directors and may transact such other corporate business as shall be stated in the notice of the meeting.

2.3 SPECIAL MEETINGS. The Chairman of the Board of Directors, the Chief Executive Officer, the President, and the Board of Directors may call special meetings of the stockholders for any purpose.

2.4 NOTICE OF MEETINGS. If a meeting of the stockholders is called pursuant to Section 2.2 or 2.3, above, then the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the Board of Directors shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the place, day and hour of meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If such notice is mailed, then it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation with postage prepaid. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder’s address or telefax number appearing on the stock transfer records of the Corporation.

2.5 BUSINESS FOR STOCKHOLDERS’ MEETINGS.

(a) BUSINESS AT ANNUAL MEETINGS. In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders; provided that such business must be properly brought before such meeting.

(i) In order to be properly brought before an annual meeting, business must be (A) brought by or at the direction of the Board of Directors or (B) brought before the meeting by a stockholder pursuant to a written notice thereof, in accordance with Section 2.5(c) hereof, and received by the Secretary not fewer than ninety (90) nor more than one hundred twenty (120) days before the one year anniversary of the date on which the Corporation first mailed its proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of ninety (90) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. No business shall be brought before and acted on at any annual meeting of stockholders except in accordance with this Section 2.5(a), unless the application of this Section 2.5(a) to a particular matter is waived in writing by the Board of Directors.

(ii) If the facts warrant, then the Board of Directors, or the chairman of an annual meeting of stockholders, may determine and declare that (A) a proposal does not constitute proper business to be transacted at the meeting or (B) business was not properly brought before the meeting in accordance with the provisions of this Section 2.5(a) and, if it is so determined in either case, any such business shall not be transacted. The procedures set forth in this Section 2.5(a) for business to be properly brought before an annual meeting by a stockholder shall be in addition to, and not in lieu of, any requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), to the extent that such rule applies to the Corporation.

(b) BUSINESS AT SPECIAL MEETINGS. At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.3 hereof, shall come before such meeting.

(c) NOTICE TO CORPORATION. Any written notice required to be delivered by a stockholder to the Corporation pursuant to Section 2.5(a) hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s executive offices. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of stock of the Corporation that are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; (iv) as to each matter the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business; any material interest of the stockholder in such business, and (vi) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.

(d) FEDERAL RULES. Nothing in this Section 2.5 shall be deemed to limit or waive the application of, or the need for any stockholder to comply with, any of the provisions of Section 14 of the Exchange Act and the Rules promulgated thereunder applicable to the inclusion of any stockholder proposal in any proxy statement or form of proxy used by the Corporation in connection with any meeting of stockholders. Nothing in these Bylaws shall be deemed to affect the rights of any stockholder to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.6 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at meetings of the stockholders; provided that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at that vote, shall constitute a quorum on that matter. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 VOTING. Except as otherwise specifically provided in the Corporation’s Certificate of Incorporation, each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy expressly provides for a longer period.

(a) VOTING FOR DIRECTORS; NO CUMULATIVE VOTING. Each stockholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of directors.

(b) LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.7 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

(c) RECORD DATE FOR STOCKHOLDER NOTICE.

(i) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

(ii) If the Board does not so fix a record date:

(A) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(B) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.8 MANNER OF ACTING. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware (the “DGCL”). Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of the outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.9 ACTION WITHOUT MEETING. Subject to the rights of the holders of the shares of any series of this Corporation’s preferred stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, and except as otherwise expressly provided in the Corporation’s Certificate of Incorporation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

2.10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.11 INSPECTORS OF ELECTIONS.

(a) APPOINTMENT. Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

(b) DUTIES The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c) DECISION. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

3. DIRECTORS

3.1 NUMBER AND ELECTION OF DIRECTORS. The authorized number of directors shall be not less than five (5) and not more than nine (9), as fixed from time to time by resolution of the Board of Directors. Initially, the exact number of directors shall be seven (7), and there shall be three (3) Class I Directors, two (2) Class II Directors, and two (2) Class III Directors. The Board shall have such classes of directors as are fixed in or pursuant to the Corporation’s Certificate of Incorporation. Directors need not be stockholders.

3.2 RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

3.3 VACANCIES. Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

3.4 DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5 NOMINATION OF DIRECTORS. Except as otherwise specifically provided in the Corporation’s Certificate of Incorporation or these Bylaws, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.

(a) MANNER OF MAKING NOMINATIONS. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.5 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 3.5.

(b) NOMINATION BY STOCKHOLDER. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(i) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed (in the manner provided in Section 2.4(c)) and received at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of ninety (90) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.

(ii) To be in proper written form, a stockholder’s notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act had such nominee been nominated by the Board of Directors, and (B) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(iii) At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(iv) These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 3.5.

(c) REQUIREMENT OF NOMINATION. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

3.6 MEETINGS OF BOARD. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or any director. Notice hereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, electronic mail or in person on forty-eight (48) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.7 QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the entire Board of Directors shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.8 ACTIONS OF BOARD WITHOUT A MEETING. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.9 MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provide by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace absent or disqualified members at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

(a) MINUTES OF COMMITTEE MEETINGS. Each committee shall report to the Board of Directors when required, shall keep regular minutes, and shall cause such minutes to be recorded in books kept for that purpose.

(b) QUORUM; ADJOURNMENT. A majority of the number of directors comprising any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of all the members of a committee shall be the act of such committee. Notice of the time, place, and holding of an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.5 hereof.

(c) RESIGNATION. Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board of Directors or the chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d) REMOVAL. The Board may remove from office any member of any committee elected or appointed by it.

3.11 COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such compensation for service as a member of the Board (including but not limited to a fixed sum for attendance at each meeting of the Board, a stated rate of compensation per year, and a grant of options) as the Board may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

4. OFFICERS

4.1 GENERAL. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Vice Presidents, as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person. Officers need not be stockholders.

4.2 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers, consultants and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may fill any officer vacancies.

4.3 CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. At the request of the Chairman of the Board of Directors or in such person’s absence or in the event of such person’s inability or refusal to act, the Chief Executive Officer, if not also the Chairman of the Board of Directors, and then the President, if there be one, shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors.

4.4 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time shall be assigned to such person by these Bylaws or by the Board of Directors.

4.5 PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation, as well as such powers and duties as from time to time shall be assigned to such person by these Bylaws or by the Board of Directors.

4.6 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors.

4.7 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable time be open to inspection by any director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be described by the Board of Directors or the Bylaws.

4.8 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, the Board of Directors or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Chief Executive Officer, the President or the Board of Directors, and attest the same.

4.9 OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

5. STOCK

5.1 CERTIFICATES OF STOCK.

(a) CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(b) PARTIALLY PAID SHARES. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

(c) SPECIAL DESIGNATIONS. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.2 LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate to provide an affidavit or to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

5.3 TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

5.4 BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6. INDEMNIFICATION

6.1 POWER TO INDEMNIFY IN ACTIONS, SUITS, OR PROCEEDINGS OTHER THAN THOSE BY OR IN RIGHT OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

6.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with their defense of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any action or suit, nor any claim, issue or matter therein, as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 PREPAYMENT OF EXPENSES. The Corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the Corporation determines that the person likely will satisfy the requirements of Section 6.1 or Section 6.2 hereof and upon the receipt of an undertaking satisfactory to the Corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power or the obligation to indemnify the person against such liability under the provisions of any article of incorporation, bylaw, or agreement. Any person to whom advances are made hereunder shall repay such amount if it thereafter is determined that the person is not entitled to be indemnified by the Corporation under this Section 6.

6.4 INDEMNIFY IF SUCCESSFUL ON MERITS. If a person is entitled, under state law or otherwise, to indemnification by reason of being successful on the merits in defense of any action, suit or proceeding, the Corporation shall indemnify that person if they obtain a final judgment or decision in their favor for the entirety of the case.

6.5 EXERCISE OF POWERS. Any indemnification under this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Section 6. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by majority vote of the stockholders. The exercise of the power to indemnify and advance expenses by the Corporation pursuant to this Section 6 shall not be deemed to limit any other exercise or restriction of such powers by the Corporation; provided that any repeal or modification of this Section 6 shall not adversely affect any right or protection of any person with respect to any act or omission occurring prior to the time of such repeal or modification.

6.6 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination or absence of determination in a specific case under Section 6.5, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1, Section 6.2, and Section 6.4. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1, Section 6.2, and Section 6.4, as the case may be. Neither a contrary determination nor the absence of a determination in a specific case under Section 6.5 shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.6 shall be given to the Corporation promptly upon the filing of such application.

6.7 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent with respect to actions taken, or not taken, while such person was a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation.

6.9 APPLICABLE LAW. The rights granted under this Section 6 shall be limited to the extent any applicable laws limit such rights to indemnity or the power to indemnify.

6.10 NONEXCLUSIVITY. The Corporation may enter into one or more indemnification agreements with any person otherwise entitled to indemnification under this Section 6. The indemnification rights of any person under any such indemnification agreement shall be in addition to and not limited by the provisions of this Section 6.

6.11 CERTAIN DEFINITIONS. For purposes of this Section 6, the following definitions shall apply.

(a) “Acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation” and, with respect to any criminal action, suit or proceeding, “had no reasonable cause to believe such person’s conduct was unlawful,” shall include, but not be limited to, actions based on the following information from the Corporation or other Corporation, partnership, joint venture, trust, employee benefit plan or enterprise to which the person is or was serving at the request of the Corporation (for purposes of this definition only, an “Enterprise”): records or books of account of the Corporation or Enterprise, information supplied by an officer of the Corporation or Enterprise in the course of their duties, advice of legal counsel for the Corporation or Enterprise, or information or records given or reports made to the Corporation or Enterprise by an independent certified public accountant, appraiser or other expert selected with reasonable care by the Corporation or Enterprise. Corporation shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer or employee of such constituent Corporation, or is or was a director, officer, employee or agent of such constituent Corporation serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Section 6 with respect to the resulting or surviving Corporation as they would have with respect to such constituent Corporation if its separate existence had continued.

(b) “Fine” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(c) “Not opposed to the best interest of the Corporation” shall include actions taken in service to an employee benefit plan that the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

7. AMENDMENTS. These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or of the Bylaws to be made is contained in the notice of such special meeting, by the affirmative vote of a majority of the stockholders entitled to vote thereat or by the affirmative vote of a majority of the entire Board of Directors, at any regular meeting of the

Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaws to be made, is contained in the notice of such special meeting.

8. NOTICE BY ELECTRONIC TRANSMISSION.

8.1 NOTICE BY ELECTRONIC TRANSMISSION.

(a) PERMITTED. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) TIMING. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

(c) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 DEFINITION OF ELECTRONIC TRANSMISSION. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3 INAPPLICABILITY. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

9. GENERAL PROVISIONS

9.1 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

9.2 SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

9.3 FISCAL YEAR. The fiscal year of the Corporation shall be determined, and may be changed from time to time, by resolution of the Board of Directors.

9.4 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

9.5 NOTICE AND WAIVER OF NOTICE. Except as otherwise provided in these Bylaws, whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Corporation’s Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

April 27, 2004